UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2024

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Congress Ave., Boca Raton, Florida 33487

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2024, the board of directors of MedMen Enterprises Inc. (the “Company”) appointed Richard P. Ormond as its Chief Restructuring Officer on January 23, 2024. Mr. Ormond will provide restructuring services to the Company pursuant to a consulting agreement (the “Consulting Agreement”), dated January 23, 2024, between the Company and Stone Blossom Capital, LLC (“SBC”), of which Mr. Ormond is the principal. The Company agreed to pay SBC a non-refundable initial payment of $180,000 for the first four months of services and $45,000 per month thereafter until the termination of the Consulting Agreement, as well as reimbursement of reasonable out-of-pocket expenses. The Consulting Agreement has a minimum initial term of six months and can be renewed on a monthly basis or terminated upon ten days written notice thereafter. The Company has also engaged Buchalter, APC, of which Mr. Ormond is a shareholder, for legal services.

Richard P. Ormond, 51, has been a lawyer at Buchalter, APC since March 2003 and a shareholder at that firm since 2007. Mr. Ormond is the co-founder and chairman of Ejudicate, Inc., d/b/a Brief.com, an online dispute resolution company, and the principal of Stone Blossom Capital LLC, a receivership, ABC and restructuring business focused on the cannabis industry, since January 2020. From January 2020 to May 2021, Mr. Ormond was a professor at Loyola Law School, where he taught a cannabis business law course focusing on finance, regulatory compliance and corporate governance. Mr. Ormond holds a Bachelor’s Degree in Political Science from the University of California, Los Angeles and a Juris Doctor degree from the University of San Diego School of Law.

Other than as described herein, there are no arrangements or understandings between Mr. Ormond and any other person pursuant to which he was appointed to serve as Chief Restructuring Officer and Mr. Ormond does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Ormond and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1†	Consulting Agreement, dated January 23, 2024, by and between Stone Blossom Capital, LLC and MedMen Enterprises Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The Company has omitted portions of the referenced exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (a) is not material and (b) is the type of information that the Company both customarily and actually treats as private and confidential. The Company hereby agrees to furnish supplementally the omitted information to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2024	MEDMEN ENTERPRISES INC.

/s/ Amit Pandey
	By:	Amit Pandey
	Its:	Chief Financial Officer